SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 12, 2005 (May 10, 2005)

TRAFFIX, INC.

(Exact Name of registrant as specified in its charter)

Delaware	0-27046	22-3322277
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Blue Hill Plaza, Pearl River, New York		10965
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (845) 620-1212

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TRAFFIX, INC.

INDEX TO FORM 8-K

FILED WITH THE SECURITIES AND EXCHANGE COMMISSION

MAY 12, 2005

ITEMS IN FORM 8-K

Item 2.02.                                          Results of Operations and Financial Condition.

We entered into an employment agreement, effective December 1, 2001, with Andrew Stollman, which agreement was orally amended on June 3, 2004 (the “First Amendment”).  On May 10, 2005, the First Amendment was reduced to writing and we executed a second amendment to Mr. Stollman’s employment agreement (the “Second Amendment”).  The employment agreement, as amended by the First Amendment and Second Amendment, now expires on November 30, 2007 and further provides that Mr. Stollman (i) is employed as our President and Secretary; (ii) was paid for the fiscal year ended November 30, 2004, and will be paid for all fiscal years remaining under the term, $544,500 per annum; (iii) will receive bonuses upon our Company’s achievement of certain pre-tax income milestones and (as added by the Second Amendment) certain EBITDA milestones, as well as discretionary bonuses subject to approval of our Board of Directors; (iv) upon the commencement of the agreement on December 1, 2001, was issued a 10 year option to acquire 105,000 shares of our Common Stock at an exercise price of $5.70 per share; (v) upon the execution of the First Amendment, was issued a 10 year option to acquire 405,000 shares of our Common Stock at an exercise price of $7.34 per share, which option vests as follows:

(a)                                  75,000 shares vested immediately;

(b)                                 110,000 shares will vest if we have Operating Cash Flow (as defined in the Second Amendment) for Fiscal 2005 equal to or greater than $4 million;

(c)                                  110,000 shares will vest if we have Operating Cash Flow for Fiscal 2006 equal to or greater than $4.65 million; and

(d)                                 110,000 shares will vest if we have Operating Cash Flow for Fiscal 2007 equal to or greater than $5.29 million;

(vi)  agreed not to compete or engage in a business competitive with our business during the term of the agreement and for a period of one year thereafter; (vii) if his employment is terminated other than as a result of a “For Cause Event” (as defined in the original 2001 employment agreement), will be entitled to receive additional compensation and other consideration, all as more fully described in the original 2001 employment agreement; and (viii) if his employment is terminated as a result of a “Change in Control” (as defined in the original 2001 employment agreement), will be entitled to receive a one-time payment in an amount equal to 2.99 times his “base amount” determined in accordance with the applicable provisions of the Internal Revenue Code.

The foregoing is only a summary of the material terms of Mr. Stollman’s employment agreement, as amended to date. For a complete description, copies of the original 2001 employment agreement, the First Amendment and the Second Amendment are either annexed hereto in their entirety as exhibits or are otherwise incorporated herein by reference.

Item 9.01.                                          Financial Statements and Exhibits.

(c)                                  Exhibits

Exhibit
Number	Description

99.1(1)	December 1, 2001 Traffix, Inc. – Andrew Stollman Employment Agreement

99.2*	Amendment No. 1 to Traffix, Inc. – Andrew Stollman Employment Agreement

99.3*	Amendment No. 2 to Traffix, Inc. – Andrew Stollman Employment Agreement

*                                         Filed herewith

(1)                                  Filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended November 30, 2001 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 12, 2005	TRAFFIX, INC.

	By:	/s/ Daniel Harvy
Daniel Harvy
Chief Financial Officer

Exhibit Index

Exhibit
Number	Description

99.1(1)	December 1, 2001 Traffix, Inc. – Andrew Stollman Employment Agreement

99.2*	Amendment No. 1 to Traffix, Inc. – Andrew Stollman Employment Agreement

99.3*	Amendment No. 2 to Traffix, Inc. – Andrew Stollman Employment Agreement

*                                       Filed herewith

(1)                                  Filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended November 30, 2001 and incorporated herein by reference.